Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2013, relating to the consolidated financial statements and financial statement schedule of Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

/s/ PBMares, LLP

Norfolk, Virginia

November 8, 2013